Exhibit 10.2

AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF ASSETS AND ASSUMPTION OF OBLIGATIONS

This Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Transfer and Assumption Agreement”) is made as of November 13, 2009, by Clear Skies Solar, Inc., a Delaware corporation (“Assignor”), and Carbon 612 Corporation, a Delaware corporation and a wholly-owned subsidiary of Assignor (“Assignee”).

WHEREAS, Assignor desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, all of the assets set forth on Schedule A attached hereto (collectively, the “Assets”), and in connection therewith, Assignee has agreed to assume all of the liabilities of Assignor relating to the Assets, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.

Assignment.

1.1.

Assignment of Assets.  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Assignor’s right, title and interest in, to and under the Assets.

1.2

Further Assurances.  Assignor shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Transfer and Assumption Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Assignor to Assignee of the Assets.

Section 2.

Assumption.

2.1

Assumed Liabilities.  As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Assets whenever arising, including those set forth on Schedule B attached hereto (the “Liabilities”).

2.2

Further Assurances.  Assignee shall from time to time after the date hereof at the request of Assignor and without further consideration execute and deliver to Assignor such additional instruments of assumption in addition to this Transfer and Assumption Agreement as Assignor shall reasonably request to evidence more fully the assumption by Assignee of the Liabilities.

Section 3.

Governing Law.  This Transfer and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within that state, except that any conveyances of leaseholds and real property made herein shall be governed by the laws of the respective jurisdictions in which such property is located.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO AGREEMENT OF CONVEYANCE]

IN WITNESS WHEREOF, this Transfer and Assumption Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

CLEAR SKIES SOLAR, INC.

By: /s/ Ezra Green

Name:  Ezra Green

Title: Chairman and Chief Executive Officer

CARBON 612 CORPORATION

By: /s/ Ezra Green

       Name: Ezra Green

       Title: President and Chief Executive Officer

SCHEDULE A

List of Assets

See attached

SCHEDULE B

List of Liabilities

See attached

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